Exhibit 10(r)
POTASH CORPORATION OF SASKATCHEWAN INC.
AMENDMENT TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT INCOME PLAN
     WHEREAS, the Potash Corporation of Saskatchewan Inc., a corporation organized under the laws of Canada (the “Corporation”), established the Supplemental Executive Retirement Income Plan on May 9, 1991, which was most recently amended and restated as of May 1, 2000 and subsequently amended on February 27, 2003 and March 22, 2004 (the “Supplemental Plan”);
     WHEREAS, the Corporation now desires to amend the Supplemental Plan to incorporate a new formula for computing Executives’ benefits under the Supplemental Plan with respect to services performed on and after July 1, 2009;
     NOW, THEREFORE, the Supplemental Plan is hereby amended, effective as of July 1, 2009, as follows (the “Amendment”):
     1. Paragraph 6 of the Supplemental Plan is hereby amended in its entirety to read as follows:
“6.	The annual retirement benefit payable under the Supplemental Plan shall be calculated as follows:

a.	the sum of i) and ii), where:
i)	is equal to 2% of the executive’s average three highest calendar years’ earnings multiplied by

the executive’s years (including partial years calculated to the last full month completed) of Continuous Service (as defined under the Potash Corporation of Saskatchewan Inc. Pension Plan (the “Pension Plan”)) up to a maximum of 35 years, to the extent that such Continuous Service was completed before July 1, 2009; and

ii)	is equal to 2% of the executive’s average earnings for the three consecutive calendar years during which the executive’s earnings were the highest multiplied by

the executive’s years (including partial years calculated to the last full month completed) of Continuous Service up to a maximum of 35 years, provided that (A) such Continuous Service was completed on and after July 1, 2009 and (B) the sum of the years of Continuous Service taken into account under section (a)(i) and this section (a)(ii) does not exceed 35 minus
b.	the annual retirement benefit which can be provided under the Pension Plan.”
     2. Section (a) of paragraph 7 of the Supplemental Plan is hereby amended in its entirety to read as follows:
“a.	100% of all bonuses paid or payable to the executive in a calendar year pursuant to the Corporation’s annual short-term incentive plan or any similar plan substituted therefor; provided, however, that for purposes of paragraph 6(a)(ii) of the Supplemental Plan, the bonus amount taken into account in calculating earnings shall not exceed the Executive’s annual base pay on which such bonus was based pursuant to the terms of the Corporation’s annual short-term incentive plan; and”
     3. In all other respects the Agreement remains unchanged.
IN WITNESS WHEREOF the Corporation has executed this Amendment this 23 day of February, 2009.

POTASH CORPORATION OF SASKATCHEWAN INC.
/s/ Barbara Jane Irwin
By:	/s/ John W. Estey